Exhibit 9 (a)

                                   Estate Edge

                 Illustrations of Death Benefits, Policy Values
                  ("Account Values") and Cash Surrender Values

ILLUSTRATIONS OF DEATH BENEFITS, POLICY VALUES ("ACCOUNT VALUES") AND
CASH SURRENDER VALUES
--------------------------------------------------------------------------------
    The tables on the following pages illustrate how a Policy's death benefits, account values and Cash Surrender Value could vary over time assuming constant hypothetical gross (after tax) annual investment returns of 0%, 6% and 12%. The Policy benefits will differ from those shown in the tables if the annual investment returns are not absolutely constant. That is, the figures will be different if the returns averaged 0% to 12% over a period of years but went above or below those figures in individual Policy Years. The Policy benefits also will differ, depending on your premium allocations to each Subaccount of the VUL Account, if the overall actual rates of return averaged 0% to 12% but went above or below those figures for the individual Subaccounts. The tables are for standard risk males and females who have never smoked. In states where cost of insurance rates are not based on the Insured's sex, the tables designated "male" apply to all standard risk Insureds who have never smoked. Account values and Cash Surrender Values may be lower for smokers or former smokers or for risk classes involving higher mortality risk. Planned premium payments are assumed to be paid at the beginning of each Policy Year. The difference between the Policy Value and the Cash Surrender Value in the first 10 years is the surrender charge. Tables are included for death benefit Option 1 and Option 2. Tables also are included to reflect the blended cost of insurance charge applied under a Multiple Life Policy.

    The death benefit, account value and Cash Surrender Value amounts reflect the following current charges:

1.   Issue charge of $600.

2. Monthly administrative charge of $20 per month. ($20 per month for Face Amounts of less than or equal to $400,000; $0.05 per thousand for Face Amounts of $400,001 up to $1,600,000; and $80 per month for Face Amounts over $1,600,000.)

3.   Premium tax charge of 2.25%.

4.   A federal tax charge of 1.50%.

5. Cost of insurance charge. The tables illustrate cost of insurance at both the current rates and at the maximum rates guaranteed in the Policies.

6. Mortality and expense risk charge, which is a daily charge equivalent to .80% on an annual basis (.25% on an annual basis after the 15th Policy
     Year), against the Account for mortality and expense risks.

     These illustrations also assume an average investment advisory fee of .75% on an annual basis, of the average daily net asset value of each of the Series of the Funds. These illustrations also assume other ongoing average Fund expenses of .22%. Management may decide to limit the amount of expense reimbursement in the future. If this reimbursement had not been in place for the fiscal year ended December 31, 1999, average total operating expenses for the Series would have been approximately .97% of the average net assets.

    Taking into account the mortality and expense risk charge and the investment advisory fees and expenses, the gross annual investment return rates of 0%, 6% and 12% on the Funds' assets are equivalent to net annual investment return rates of approximately -1.76%, 4.19% and 10.15%, respectively (applicable for the first 15 Policy Years for Single Life Policies and -1.22%, 4.69% and 10.75%, respectively, after the 15th Policy Year for Single Life Policies). For individual illustrations, interest rates ranging between 0% and 12% may be selected in place of the 6% rate.

    The hypothetical returns shown in the tables are without any tax charges that may be attributable to the VUL Account in the future. If such tax charges are imposed in the future, then in order to produce after tax returns equal to those illustrated for 0%, 6% and 12%, a sufficiently higher amount in excess of the hypothetical interest rates would have to be earned. (See "Charges and Deductions--Other Charges--Taxes.")

    The second column of each table shows the amount that would accumulate if an amount equal to the premiums paid were invested to earn interest, after taxes, at 5% compounded annually. These tables show that if a Policy is returned in its very early years for payment of its Cash Surrender Value, that Cash Surrender Value may be low in comparison to the amount of the premiums accumulated with interest. Thus, the cost of owning a Policy for a relatively short time may be high.

    On request, we will furnish the Policyowner with a comparable illustration based on the age and sex of the proposed insured person(s), standard risk assumptions and the initial face amount and planned premium chosen.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY        PAGE 1 OF 2
MALE 35 NEVERSMOKE                                         FACE AMOUNT: $250,000
FEMALE 35 NEVERSMOKE                              INITIAL ANNUAL PREMIUM: $1,200


       ESTATE EDGE -- A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
                                POLICY OPTION 1

                            ASSUMING CURRENT CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%       @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      1,200       1,260         67          0    250,000          94          0    250,000        122         0    250,000
       2      1,200       2,583        904          0    250,000         994          0    250,000      1,088         0    250,000
       3      1,200       3,972      1,725        525    250,000       1,931        731    250,000      2,151       951    250,000
       4      1,200       5,431      2,533      1,333    250,000       2,906      1,706    250,000      3,322     2,122    250,000
       5      1,200       6,962      3,325      2,125    250,000       3,923      2,723    250,000      4,611     3,411    250,000

       6      1,200       8,570      4,104      2,952    250,000       4,982      3,830    250,000      6,031     4,879    250,000
       7      1,200      10,259      4,869      4,005    250,000       6,086      5,222    250,000      7,595     6,731    250,000
       8      1,200      12,032      5,620      5,044    250,000       7,235      6,659    250,000      9,317     8,741    250,000
       9      1,200      13,893      6,356      6,068    250,000       8,431      8,143    250,000     11,213    10,925    250,000
      10      1,200      15,848      7,080      7,080    250,000       9,677      9,677    250,000     13,301    13,301    250,000

      11      1,200      17,901      8,086      8,086    250,000      11,283     11,283    250,000     15,918    15,918    250,000
      12      1,200      20,056      9,074      9,074    250,000      12,955     12,955    250,000     18,801    18,801    250,000
      13      1,200      22,318     10,043     10,043    250,000      14,695     14,695    250,000     21,975    21,975    250,000
      14      1,200      24,694     10,994     10,994    250,000      16,508     16,508    250,000     25,469    25,469    250,000
      15      1,200      27,189     11,926     11,926    250,000      18,394     18,394    250,000     29,316    29,316    250,000

      16      1,200      29,808     12,911     12,911    250,000      20,470     20,470    250,000     33,737    33,737    250,000
      17      1,200      32,559     13,880     13,880    250,000      22,642     22,642    250,000     38,630    38,630    250,000
      18      1,200      35,447     14,834     14,834    250,000      24,914     24,914    250,000     44,047    44,047    250,000
      19      1,200      38,479     15,772     15,772    250,000      27,289     27,289    250,000     50,042    50,042    250,000
      20      1,200      41,663     16,693     16,693    250,000      29,773     29,773    250,000     56,678    56,678    250,000

      21      1,200      45,006     17,595     17,595    250,000      32,369     32,369    250,000     64,022    64,022    250,000
      22      1,200      48,517     18,480     18,480    250,000      35,082     35,082    250,000     72,151    72,151    250,000
      23      1,200      52,202     19,343     19,343    250,000      37,915     37,915    250,000     81,148    81,148    250,000
      24      1,200      56,073     20,186     20,186    250,000      40,874     40,874    250,000     91,107    91,107    250,000
      25      1,200      60,136     21,003     21,003    250,000      43,961     43,961    250,000    102,129   102,129    250,000

      26      1,200      64,403     21,794     21,794    250,000      47,179     47,179    250,000    114,328   114,328    250,000
      27      1,200      68,883     22,553     22,553    250,000      50,534     50,534    250,000    127,833   127,833    250,000
      28      1,200      73,587     23,278     23,278    250,000      54,026     54,026    250,000    142,784   142,784    250,000
      29      1,200      78,527     23,961     23,961    250,000      57,658     57,658    250,000    159,337   159,337    250,000
      30      1,200      83,713     24,594     24,594    250,000      61,429     61,429    250,000    177,669   177,669    250,000

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 49.

Death benefit, account value, and Cash Surrender Value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the Policy Year. Assumed premium payments shown are assumed paid in full at the beginning of the Policy Year. Payment of premiums shown other than in full at the beginning of the Policy Year would reduce values and benefits below the hypothetical illustrated amounts shown. Values shown reflect an effective annual asset charge of 1.77% for 15 years, 1.22% thereafter (includes mortality and expense risk charge of 0.80% for fifteen years, then 0.25% and average fund operating expenses of .97% applicable to the investment Subaccounts of the VUL Separate Account). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment Subaccounts of the VUL Separate Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                    PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY       PAGE 2 OF 2
MALE 35 NEVERSMOKE                                         FACE AMOUNT: $250,000
FEMALE 35 NEVERSMOKE                                    INITIAL PREMIUM: $1,2000

        ESTATE EDGE--A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
                                POLICY OPTION 1

                           ASSUMING GUARANTEED CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%       @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      1,200       1,260         66          0    250,000          94          0    250,000        122         0    250,000
       2      1,200       2,583        901          0    250,000         991          0    250,000      1,085         0    250,000
       3      1,200       3,972      1,720        520    250,000       1,925        725    250,000      2,144       944    250,000
       4      1,200       5,431      2,522      1,322    250,000       2,895      1,695    250,000      3,309     2,109    250,000
       5      1,200       6,962      3,308      2,108    250,000       3,904      2,704    250,000      4,590     3,390    250,000

       6      1,200       8,570      4,077      2,925    250,000       4,952      3,800    250,000      5,997     4,845    250,000
       7      1,200      10,259      4,829      3,965    250,000       6,041      5,177    250,000      7,544     6,680    250,000
       8      1,200      12,032      5,565      4,989    250,000       7,172      6,596    250,000      9,244     8,668    250,000
       9      1,200      13,893      6,282      5,994    250,000       8,345      8,057    250,000     11,112    10,824    250,000
      10      1,200      15,848      6,982      6,982    250,000       9,562      9,562    250,000     13,163    13,163    250,000

      11      1,200      17,901      7,960      7,960    250,000      11,132     11,132    250,000     15,736    15,736    250,000
      12      1,200      20,056      8,914      8,914    250,000      12,760     12,760    250,000     18,562    18,562    250,000
      13      1,200      22,318      9,842      9,842    250,000      14,448     14,448    250,000     21,667    21,667    250,000
      14      1,200      24,694     10,744     10,744    250,000      16,197     16,197    250,000     25,078    25,078    250,000
      15      1,200      27,189     11,618     11,618    250,000      18,008     18,008    250,000     28,823    28,823    250,000

      16      1,200      29,808     12,533     12,533    250,000      19,992     19,992    250,000     33,119    33,119    250,000
      17      1,200      32,559     13,420     13,420    250,000      22,054     22,054    250,000     37,862    37,862    250,000
      18      1,200      35,447     14,277     14,277    250,000      24,196     24,196    250,000     43,099    43,099    250,000
      19      1,200      38,479     15,099     15,099    250,000      26,418     26,418    250,000     48,880    48,880    250,000
      20      1,200      41,663     15,885     15,885    250,000      28,719     28,719    250,000     55,261    55,261    250,000

      21      1,200      45,006     16,627     16,627    250,000      31,099     31,099    250,000     62,305    62,305    250,000
      22      1,200      48,517     17,322     17,322    250,000      33,557     33,557    250,000     70,080    70,080    250,000
      23      1,200      52,202     17,965     17,965    250,000      36,093     36,093    250,000     78,664    78,664    250,000
      24      1,200      56,073     18,551     18,551    250,000      38,706     38,706    250,000     88,146    88,146    250,000
      25      1,200      60,136     19,072     19,072    250,000      41,392     41,392    250,000     98,620    98,620    250,000

      26      1,200      64,403     19,518     19,518    250,000      44,147     44,147    250,000    110,193   110,193    250,000
      27      1,200      68,883     19,878     19,878    250,000      46,964     46,964    250,000    122,987   122,987    250,000
      28      1,200      73,587     20,132     20,132    250,000      49,830     49,830    250,000    137,134   137,134    250,000
      29      1,200      78,527     20,261     20,261    250,000      52,731     52,731    250,000    152,786   152,786    250,000
      30      1,200      83,713     20,236     20,236    250,000      55,647     55,647    250,000    170,117   170,117    250,000

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 41.

Death benefit, account value, and Cash Surrender Value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the Policy Year. Assumed premium payments shown are assumed paid in full at the beginning of the Policy Year. Payment of premiums shown other than in full at the beginning of the Policy Year would reduce values and benefits below the hypothetical illustrated amounts shown. Values shown reflect an effective annual asset charge of 1.77% for 15 years, 1.22% thereafter (includes mortality and expense risk charge of 0.80% for fifteen years, then 0.25% and average fund operating expenses of .97% applicable to the investment Subaccounts of the VUL Separate Account). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment Subaccounts of the VUL Separate Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY        PAGE 1 OF 2
MALE 35 NEVERSMOKE                                         FACE AMOUNT: $250,000
FEMALE 35 NEVERSMOKE                              INITIAL ANNUAL PREMIUM: $1,200


        ESTATE EDGE--A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
                                POLICY OPTION 2

                            ASSUMING CURRENT CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%       @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      1,200       1,260         67          0    250,067          94          0    250,095        122         0    250,123
       2      1,200       2,583        903          0    250,904         994          0    250,994      1,087         0    251,088
       3      1,200       3,972      1,725        525    251,726       1,930        730    251,931      2,151       951    252,151
       4      1,200       5,431      2,532      1,332    252,533       2,906      1,706    252,907      3,321     2,121    253,322
       5      1,200       6,962      3,325      2,125    253,326       3,923      2,723    253,923      4,611     3,411    254,611

       6      1,200       8,570      4,104      2,952    254,104       4,982      3,830    254,982      6,031     4,879    256,031
       7      1,200      10,259      4,869      4,005    254,869       6,085      5,221    256,086      7,594     6,730    257,595
       8      1,200      12,032      5,619      5,043    255,620       7,234      6,658    257,235      9,316     8,740    259,317
       9      1,200      13,893      6,356      6,068    256,357       8,431      8,143    258,431     11,212    10,924    261,212
      10      1,200      15,848      7,079      7,079    257,080       9,677      9,677    259,677     13,299    13,299    263,300

      11      1,200      17,901      8,086      8,086    258,086      11,282     11,282    261,282     15,917    15,917    265,917
      12      1,200      20,056      9,073      9,073    259,074      12,953     12,953    262,954     18,799    18,799    268,799
      13      1,200      22,318     10,042     10,042    260,043      14,694     14,694    264,694     21,972    21,972    271,972
      14      1,200      24,694     10,993     10,993    260,993      16,505     16,505    266,506     25,465    25,465    275,466
      15      1,200      27,189     11,924     11,924    261,925      18,391     18,391    268,391     29,311    29,311    279,311

      16      1,200      29,808     12,908     12,908    262,908      20,465     20,465    270,466     33,729    33,729    283,729
      17      1,200      32,559     13,876     13,876    263,877      22,636     22,636    272,636     38,619    38,619    288,620
      18      1,200      35,447     14,829     14,829    264,830      24,905     24,905    274,906     44,031    44,031    294,032
      19      1,200      38,479     15,766     15,766    265,766      27,278     27,278    277,278     50,020    50,020    300,020
      20      1,200      41,663     16,684     16,684    266,685      29,758     29,758    279,758     56,646    56,646    306,647

      21      1,200      45,006     17,585     17,585    267,585      32,348     32,348    282,349     63,977    63,977    313,978
      22      1,200      48,517     18,465     18,465    268,466      35,053     35,053    285,054     72,088    72,088    322,088
      23      1,200      52,202     19,325     19,325    269,325      37,876     37,876    287,877     81,059    81,059    331,060
      24      1,200      56,073     20,163     20,163    270,163      40,822     40,822    290,823     90,983    90,983    340,984
      25      1,200      60,136     20,973     20,973    270,973      43,891     43,891    293,891    101,956   101,956    351,957

      26      1,200      64,403     21,754     21,754    271,754      47,086     47,086    297,087    114,089   114,089    364,090
      27      1,200      68,883     22,503     22,503    272,503      50,410     50,410    300,411    127,502   127,502    377,503
      28      1,200      73,587     23,213     23,213    273,213      53,862     53,862    303,863    142,327   142,327    392,328
      29      1,200      78,527     23,878     23,878    273,878      57,441     57,441    307,442    158,707   158,707    408,707
      30      1,200      83,713     24,488     24,488    274,488      61,142     61,142    311,143    176,798   176,798    426,799

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 49.

Death benefit, account value, and Cash Surrender Value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the Policy Year. Assumed premium payments shown are assumed paid in full at the beginning of the Policy Year. Payment of premiums shown other than in full at the beginning of the Policy Year would reduce values and benefits below the hypothetical illustrated amounts shown. Values shown reflect an effective annual asset charge of 1.77% for 15 years, 1.22% thereafter (includes mortality and expense risk charge of 0.80% for fifteen years, then 0.25% and average fund operating expenses of .97% applicable to the investment Subaccounts of the VUL Separate Account). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment Subaccounts of the VUL Separate Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                     PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY      PAGE 2 OF 2
MALE 35 NEVERSMOKE                                         FACE AMOUNT: $250,000
FEMALE 35 NEVERSMOKE                              INITIAL ANNUAL PREMIUM: $1,200

        ESTATE EDGE--A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
                                POLICY OPTION 2

                           ASSUMING GUARANTEED CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%       @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      1,200       1,260         66          0    250,067         94          0    250,094        122          0    250,122
       2      1,200       2,583        901          0    250,902        991          0    250,992      1,085          0    251,085
       3      1,200       3,972      1,720        520    251,720      1,924        724    251,925      2,144        944    252,145
       4      1,200       5,431      2,522      1,322    252,522      2,895      1,695    252,895      3,309      2,109    253,309
       5      1,200       6,962      3,307      2,107    253,308      3,903      2,703    253,904      4,589      3,389    254,590

       6      1,200       8,570      4,077      2,925    254,077      4,951      3,799    254,952      5,996      4,844    255,997
       7      1,200      10,259      4,829      3,965    254,829      6,040      5,176    256,040      7,543      6,679    257,543
       8      1,200      12,032      5,564      4,988    255,564      7,170      6,594    257,170      9,242      8,666    259,242
       9      1,200      13,893      6,281      5,993    256,281      8,342      8,054    258,343     11,108     10,820    261,109
      10      1,200      15,848      6,980      6,980    256,980      9,558      9,558    259,559     13,158     13,158    263,158

      11      1,200      17,901      7,957      7,957    257,957     11,126     11,126    261,127     15,728     15,728    265,728
      12      1,200      20,056      8,909      8,909    258,909     12,752     12,752    262,753     18,550     18,550    268,551
      13      1,200      22,318      9,835      9,835    259,835     14,437     14,437    264,437     21,649     21,649    271,650
      14      1,200      24,694     10,734     10,734    260,734     16,181     16,181    266,182     25,051     25,051    275,052
      15      1,200      27,189     11,605     11,605    261,605     17,986     17,986    267,986     28,786     28,786    278,786

      16      1,200      29,808     12,515     12,515    262,516     19,961     19,961    269,962     33,065     33,065    283,066
      17      1,200      32,559     13,397     13,397    263,397     22,013     22,013    272,013     37,786     37,786    287,787
      18      1,200      35,447     14,246     14,246    264,247     24,140     24,140    274,140     42,993     42,993    292,993
      19      1,200      38,479     15,060     15,060    265,060     26,342     26,342    276,343     48,732     48,732    298,732
      20      1,200      41,663     15,834     15,834    265,834     28,619     28,619    278,619     55,056     55,056    305,056

      21      1,200      45,006     16,562     16,562    266,562     30,966     30,966    280,967     62,022     62,022    312,022
      22      1,200      48,517     17,240     17,240    267,240     33,383     33,383    283,383     69,692     69,692    319,693
      23      1,200      52,202     17,861     17,861    267,861     35,865     35,865    285,866     78,137     78,137    328,138
      24      1,200      56,073     18,421     18,421    268,421     38,410     38,410    288,410     87,432     87,432    337,433
      25      1,200      60,136     18,910     18,910    268,911     41,010     41,010    291,011     97,659     97,659    347,660

      26      1,200      64,403     19,318     19,318    269,319     43,657     43,657    293,658    108,906    108,906    358,907
      27      1,200      68,883     19,632     19,632    269,632     46,338     46,338    296,338    121,268    121,268    371,268
      28      1,200      73,587     19,832     19,832    269,832     49,033     49,033    299,034    134,842    134,842    384,842
      29      1,200      78,527     19,894     19,894    269,895     51,717     51,717    301,718    149,731    149,731    399,732
      30      1,200      83,713     19,791     19,791    269,791     54,359     54,359    304,359    166,047    166,047    416,047

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 41.

Death benefit, account value, and Cash Surrender Value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the Policy Year. Assumed premium payments shown are assumed paid in full at the beginning of the Policy Year. Payment of premiums shown other than in full at the beginning of the Policy Year would reduce values and benefits below the hypothetical illustrated amounts shown. Values shown reflect an effective annual asset charge of 1.77% for 15 years, 1.22% thereafter (includes mortality and expense risk charge of 0.80% for fifteen years, then 0.25% and average fund operating expenses of .97% applicable to the investment Subaccounts of the VUL Separate Account). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment Subaccounts of the VUL Separate Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.